Exhibit 99.1

NEWS RELEASE

Company Contact:
Barry Regenstein, President
Command Security Corporation
845-454-3703

COMMAND SECURITY ANNOUNCES EXECUTIVE CHANGES

Lagrangeville, New York***October 3, 2012***Command Security Corporation (NYSE MKT: MOC) (the “Company”) announced the resignation of Martin C. Blake, Jr. as Director and Chief Operating Officer, effective October 1, 2012. Mr. Blake began working at the Company in 1995 following his retirement from the U.S. Air Force as a Major.

In addition, the Company is pleased to announce the appointment of Scott Landry as the Company’s Vice President for Operations effective as of October 15, 2012. Mr. Landry will report directly to the Chief Executive Officer and will assist him in the management of operations and implementation of policies and procedures, and setting goals, monitoring work and evaluating results to ensure departmental and organizational objectives and operating requirements are being met. Mr. Landry is a combat veteran, graduate of the U.S. Military Academy and received an MBA from Harvard University. Most recently, he served as the Executive Strategy Advisor for FedEx Services Inc. in Memphis, TN. In addition, he served as an SVP for operations and business development for Brink’s Inc. an international security and cash services company, as well as a business strategy consultant with Booz Allen Hamilton, LEK and Highland Partners LLC.

Chief Executive Officer Craig P. Coy said, “The Company recognizes the long service and many accomplishments Mr. Blake leaves as his legacy. At the same time, we are very excited to have Mr. Landry join our executive team. His record of service to our nation, his outstanding academic achievement and his operational experience brings a new approach and renewed energy to our organization.”

About Command Security Corporation

Command Security Corporation provides uniformed security officers, aviation security services and support security services to commercial, financial, industrial, aviation and governmental customers throughout the United States. We safeguard against theft, fraud, fire, intrusion, vandalism and the many other threats that our customers are facing today. By partnering with each customer, we design programs customized to meet their specific security needs and address their particular concerns. We bring years of expertise, including sophisticated systems for hiring, training, supervision and oversight, backed by cutting-edge technology, to every situation that our customers face involving security. Our mission is to enable our customers to operate their businesses without disruption or loss, and to create safe environments for their employees. For more information concerning our company, please refer to our website at www.commandsecurity.com.

Forward-Looking Statements

This announcement by Command Security Corporation (referred to herein as the “Company”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995 about the Company that are based on management’s assumptions, expectations and projections about the Company. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that actual results of the Company could differ materially from those projected in the forward-looking statements as a result of various factors, including but not limited to the factors described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2012, filed with the Securities and Exchange Commission, and such other risks disclosed from time to time in the Company’s periodic and other reports filed with the Securities and Exchange Commission. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission, which are publicly available at the Securities and Exchange Commission’s website at www.sec.gov/edgar.shtml.